Exhibit 99.2

SURF AIR TO SHORTEN FORM S-1 REGISTRATION PERIOD, ENABLING BROADER INVESTOR
OUTREACH AND EFFECTIVELY LOCKING UP AFFILIATE SHARES

Surf Air Mobility Executives to Participate in Conferences and Non-Deal Roadshows with Financial Advisors

Affiliates Subject to Extended Restricted Period with Significant Trading Limitation for Up to
Approximately 7M Shares Until January, 2024

LOS ANGELES – August 16, 2023 – Surf Air Mobility Inc. (NYSE: SRFM), a regional air mobility platform aiming to sustainably connect the world’s communities, today announced that it intends to shorten the Form S-1 registration period for resales to September 1, 2023, in order for:

●	Management to present at institutional investor conferences and host non-deal roadshows, in addition to other institutional investor engagements

●	Financial advisors to engage with institutional investors on Surf Air’s behalf

●	Affiliates and insiders to be effectively subject to an extended restricted period in which up to 6,606,845 shares will not be freely tradable until at least January 2024

●	The 20,423,622 shares registered on the Form S-1, following the end of the registration period, will no longer be able to be resold using the Form S-1

Affiliates and insiders of the Company believe strongly in the long-term value of the stock. The Form S-1 that was previously filed with the SEC registered the resale of certain shares held by the Company’s affiliates, and the shortening of the registration period means that affiliates’ shares will not be freely tradable until the company files a new registration statement. The lock-up provisions as described in the Form S-1 will continue to apply.

With its direct listing on July 27, 2023, the Company is currently in registration. As is typical with a direct listing, financial advisors must limit their activities until the end of the registration period. For this reason, in consulting with its financial advisors and legal counsel, Surf Air Mobility has determined to shorten the registration period of the resale of its shares in order to enable its financial advisers to fully engage with institutional investors shortly following the deregistration. The earliest anticipated new end date for the registration period is September 1, 20231.

ABOUT SURF AIR MOBILITY

Surf Air Mobility is a Los Angeles-based regional air mobility platform expanding the category of regional air travel to reinvent flying through the power of electrification. In an effort to substantially reduce the cost and environmental impact of flying and as the operator of the largest commuter airline in the US, Surf Air Mobility intends to develop powertrain technology with its commercial partners to electrify existing fleets and bring electrified aircraft to market at scale. The management team has deep experience and expertise across aviation, electrification, and consumer technology.

[1]	The prior end date for the registration period was October 23, 2023.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air Mobility’s future growth strategy and growth rate and its ability to access its financings, grow its fleet. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include, without limitation, statements regarding the satisfaction of required conditions for the listing of the Surf Air Mobility common stock. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; the inability to maintain and strengthen Surf Air’s brand and its reputation as a regional airline; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in the prospectus. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although Surf Air Mobility believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Surf Air Mobility cannot guarantee future results, level of activity, performance or achievements and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements and financial projections. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Surf Air Mobility does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional information regarding these and other factors that could affect SAM’s results is included in SAM’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov or the investor relations page on SAM’s website at https://investors.surfair.com under the “Financials—SEC Filings” section. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

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